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                                                                 EXHIBIT 3.1.2

                AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                       AWARD SOFTWARE INTERNATIONAL, INC.

                            A CALIFORNIA CORPORATION

         The undersigned, GEORGE C. HUANG and KEVIN J. BERRY, hereby certify that:

         ONE: They are the duly elected and acting President and Secretary, respectively, of AWARD SOFTWARE INTERNATIONAL, INC., a California corporation.

         TWO: The Articles of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE 1

         The name of this corporation is AWARD SOFTWARE INTERNATIONAL, INC..

                                    ARTICLE 2

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                    ARTICLE 3

         This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is Forty-Five Million (45,000,000) shares. Forty Million (40,000,000) shares shall be Common Stock. Five Million (5,000,000) shares shall be Preferred Stock.

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any such series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

                                       1.
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                                    ARTICLE 4

         Shareholders shall not cumulate votes in the election of directors; provided that this provision shall become effective only when this corporation becomes a listed corporation within the meaning of Section 301.5 of the Corporations Code.

                                    ARTICLE 5

         Following the closing of this corporation's initial public offering of its Common Stock registered under the Securities Act of 1933, as amended, no action shall be taken by the shareholders of the corporation except at an annual or special meeting of shareholders called in accordance with the Bylaws.

                                    ARTICLE 6

         The Bylaws may be altered or amended or new Bylaws adopted by the shareholders only by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

                                    ARTICLE 7

         The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                    ARTICLE 8

         This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. Any repeal or modification of the provisions of Article VII or Article VIII shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification.

                                    * * * * *

         THREE: The foregoing amendment and restatement has been duly approved by the Board of Directors of said corporation.

                                       2.
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         FOUR: The foregoing amendment and restatement of Articles of
Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common as a class.

                                       3.
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         IN WITNESS WHEREOF, the undersigned have executed this certificate on
___________, 1996.


                                  _____________________________________________
                                  GEORGE C. HUANG
                                  President


                                  _____________________________________________
                                  KEVIN J. BERRY
                                  Secretary

         The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Articles of Incorporation and they know the contents thereof, and that the statements therein are true. Executed at Mountain View, California on ___________, 1996.



                                  _____________________________________________
                                  GEORGE C. HUANG
                                  President


                                  _____________________________________________
                                  KEVIN J. BERRY
                                  Secretary

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